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                                                                      EXHIBIT 99


                                               Investor Contact: RoseMary Luebke
                                                                      Controller
                                                                    952.974.7000
                                                  rosie.luebke@kontronmobile.com


KONTRON MOBILE COMPUTING HIRED INVESTMENT BANKING FIRM

EDEN PRAIRIE, Minn. -- (January 8, 2004) -- Kontron Mobile Computing, Inc. (OTC
BB: KMBC), today announced that the special committee of its board of directors hired Stonehill Group, LLP as its financial adviser. The special committee had been formed to deal with the offer from Registrant's majority shareholder, Kontron AG, to acquire all of the shares of Registrant's common stock not currently owned or controlled by Kontron AG. Fredrikson & Byron, P.A., serves as legal counsel of the special committee.